                                                                  EXECUTION COPY


                                    $1,550,000,000


                                   CREDIT AGREEMENT


                                     dated as of


                                    March 1, 1996


                                        among


                             Tenet Healthcare Corporation


                     The Lenders and Managing Agents Party Hereto


                Bank of America National Trust and Savings Association

                                as Documentation Agent


                                 The Bank of New York

                                 as Syndication Agent


                                         and


                      Morgan Guaranty Trust Company of New York

                               as Administrative Agent


                                 -------------------

                                     Arranged by:

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2

                             J.P. Morgan Securities Inc.
                                 BA Securities, Inc.
                                 The Bank of New York

                                   as Co-Arrangers

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                                  TABLE OF CONTENTS*


                                                                            Page

                                      ARTICLE 1

                                     DEFINITIONS

SECTION 1.1.  Definitions...................................................  1
SECTION 1.2.  Accounting Terms and Determinations........................... 19

                                      ARTICLE 2

                                     THE CREDITS

SECTION 2.1.  Syndicated Borrowings......................................... 19
SECTION 2.2.  Notice of Syndicated Borrowing................................ 20
SECTION 2.3.  Money Market Borrowings....................................... 20
SECTION 2.4.  Notice to Lenders; Funding of Loans........................... 24
SECTION 2.5.  Notes......................................................... 25
SECTION 2.6.  Maturity of Loans............................................. 26
SECTION 2.7.  Optional Prepayments of Syndicated
              Loans......................................................... 26
SECTION 2.8.  Notice of Syndicated Prepayment............................... 26
SECTION 2.9.  Interest Rates................................................ 27
SECTION 2.10. Method of Electing Interest Rates............................. 29
SECTION 2.11. Facility Fees................................................. 30
SECTION 2.12. Termination or Reduction of
              Commitments................................................... 31
SECTION 2.13. General Provisions as to Payments............................. 31
SECTION 2.14. Funding Losses................................................ 32
SECTION 2.15. Computation of Interest and Fees.............................. 32
SECTION 2.16. Swingline Loan................................................ 33

                                      ARTICLE 3

                                      CONDITIONS

- -------------------------
    *The Table of Contents is not a part of this Agreement.

                                          i

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ii

SECTION 3.1.  Closing....................................................... 35
SECTION 3.2.  Release of Existing Security Interests........................ 38
SECTION 3.3.  Borrowings.................................................... 38

                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

SECTION 4.1.  Corporate Existence and Power................................. 39
SECTION 4.2.  Corporate and Governmental
              Authorization; No Contravention............................... 39
SECTION 4.3.  Binding Effect................................................ 39
SECTION 4.4.  Financial Information......................................... 40
SECTION 4.5.  Litigation.................................................... 40
SECTION 4.6.  Compliance with ERISA......................................... 40
SECTION 4.7.  Compliance with Laws.......................................... 41
SECTION 4.8.  Environmental Matters......................................... 41
SECTION 4.9.  Taxes......................................................... 41
SECTION 4.10. Material Subsidiaries......................................... 42
SECTION 4.11. Not an Investment Company..................................... 42
SECTION 4.12. Full Disclosure............................................... 42


                                      ARTICLE 5

                                      COVENANTS

SECTION 5.1.  Information................................................... 42
SECTION 5.2.  Maintenance of Property; Insurance............................ 45
SECTION 5.3.  Conduct of Business, Maintenance of Existence................. 45
SECTION 5.4.  Compliance with Laws.......................................... 46
SECTION 5.5.  Inspection of Property, Books
              and Records................................................... 46
SECTION 5.6.  Consolidations, Mergers and
              Sales of Assets................................................46

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SECTION 5.7.  Negative Pledge............................................... 47
SECTION 5.8.  Debt of Subsidiaries.......................................... 49
SECTION 5.9.  Debt Ratio.................................................... 50
SECTION 5.10. Adjusted Consolidated Net Worth............................... 50
SECTION 5.11. Fixed Charge Ratio............................................ 50
SECTION 5.12. Restricted Payments........................................... 51
SECTION 5.13. Restriction on Investments.................................... 51
SECTION 5.14. Restrictions on Included Equity

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                                                                            Page
                                                                            ----

              Affiliates.................................................... 51
SECTION 5.15. Restriction on Prepaying
              Subordinated Debt............................................. 53
SECTION 5.16. Transactions with Affiliates.................................. 53
SECTION 5.17. Senior Status................................................. 53
SECTION 5.18. Payment of Dividends by Material
              Subsidiaries.................................................. 53
SECTION 5.19. Use of Proceeds............................................... 54

                                      ARTICLE 6

                                       DEFAULTS

SECTION 6.1.  Events of Default............................................. 54
SECTION 6.2.  Notice of Default............................................. 57

                                      ARTICLE 7

                                      THE AGENTS

SECTION 7.1.  Appointment and Authorization................................. 57
SECTION 7.2.  Agents and Affiliates......................................... 57
SECTION 7.3.  Action by any Administrative Agent............................ 57
SECTION 7.4.  Consultation with Experts..................................... 58
SECTION 7.5.  Liability of the Agents....................................... 58
SECTION 7.6.  Indemnification............................................... 58
SECTION 7.7.  Credit Decision............................................... 59
SECTION 7.8.  Successor Administrative Agent................................ 59
SECTION 7.9.  Fees.......................................................... 59
SECTION 7.10. Arranging Agents and Managing Agents. ........................ 59

                                      ARTICLE 8

                               CHANGE IN CIRCUMSTANCES

SECTION 8.1.  Basis for Determining Interest
              Rate Inadequate or Unfair..................................... 60
SECTION 8.2.  Illegality.................................................... 60
SECTION 8.3.  Increased Cost and Reduced Return............................. 61
SECTION 8.4.  Taxes......................................................... 63
SECTION 8.5.  Base Rate Loans Substituted for

                                         iii

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                                                                            Page
                                                                            ----

              Affected Euro-Dollar Loans.................................... 65

                                      ARTICLE 9

                                    MISCELLANEOUS

SECTION 9.1.  Notices....................................................... 65
SECTION 9.2.  No Waivers.................................................... 66
SECTION 9.3.  Expenses; Indemnification..................................... 66
SECTION 9.4.  Sharing of Set-Offs........................................... 67
SECTION 9.5.  Amendments and Waivers........................................ 67
SECTION 9.6.  Successors and Assigns........................................ 68
SECTION 9.7.  No Reliance on Margin Stock as
              Collateral.................................................... 70
SECTION 9.8.  Confidentiality............................................... 71
SECTION 9.9.  WAIVER OF JURY TRIAL.......................................... 71
SECTION 9.10. GOVERNING LAW; SUBMISSION TO
              JURISDICTION.................................................. 71
SECTION 9.11. Counterparts; Integration;
              Effectiveness................................................. 71

                                          iv

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Commitment Schedule

Pricing Schedule

Schedule 4.05 - Pending Litigation

Schedule 4.06 - Erisa Exceptions

Exhibit A  - Note

Exhibit B  - Money Market Request

Exhibit C  - Money Market Invitation

Exhibit D  - Money Market Quote

Exhibit E  - Swingline Note

Exhibit F  - Senior Officer's Closing Certificate

Exhibit G  - Opinion of Gibson, Dunn & Crutcher, Special
              Counsel for the Borrower

Exhibit H  - Opinion of Scott Brown, General Counsel
              for the Borrower

Exhibit I  - Opinion of Special Counsel for the
              Administrative Agent

Exhibit J  - Assignment and Assumption Agreement

                                   CREDIT AGREEMENT


         AGREEMENT dated as of March 1, 1996 among TENET HEALTHCARE CORPORATION, the LENDERS and MANAGING AGENTS party hereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Documentation Agent, THE BANK OF NEW YORK, as Syndication Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

         WHEREAS, terms used in these recitals have the meanings assigned to them in Section 1.1 hereof;

         WHEREAS, the Borrower desires to have available to it a revolving credit facility in the aggregate amount of $1,550,000,000 pursuant to which it may borrow for general corporate purposes; and

         WHEREAS, this Agreement is intended by the Borrower to replace its Existing Credit Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:


                                      ARTICLE 1

                                     DEFINITIONS

         SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

         "Adjusted Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Subsidiaries minus the amount (if any) by which their Consolidated Intangible Assets exceed $2,800,000,000, all determined as of such date. "Consolidated Intangible Assets" means, at any date, the sum of (i) all write-ups (other than (x) write-ups resulting from foreign currency

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translations, (y) write-ups of assets of a going concern business made within twelve months after the acquisition of such business and (z) write-ups to market value of Investments in debt securities and equity securities of Persons not accounted for on a consolidated basis or on the equity method) subsequent to November 30, 1995 in the book value of any asset and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets, all determined as of such date with respect to the Borrower and its Subsidiaries.

         "Adjusted EBITDA" means, for any period, Consolidated EBITDA for such period adjusted as follows:

         (i) by deducting, to the extent included in such Consolidated EBITDA, the Borrower's Pro Rata Share of each Equity Affiliate's net income for such period; and

         (ii) by adding back, with respect to each Equity Affiliate that is an Included Equity Affiliate at the end of such period, an amount equal to the lesser of:

         (x) the Borrower's Pro Rata Share of the sum of (A) such Included Equity Affiliate's net income for such period plus (B) to the extent deducted in determining such net income, its interest expense, income taxes, depreciation and amortization, or

         (y) the sum of (A) all dividends and other distributions paid in cash by such Included Equity Affiliate during such period to the Borrower and its Subsidiaries and (B) the Borrower's Pro Rata Share of such Included Equity Affiliate's interest expense for such period.

         "Adjusted Interest Expense" means, for any period, the sum of (i) Consolidated Interest Expense for such period and (ii) with respect to each Equity Affiliate that is an Included Equity Affiliate at the end of such period, an amount equal to the Borrower's Pro Rata Share of such

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Included Equity Affiliate's interest expense for such period.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.9(b).

         "Adjusted Rental Expense" means, for any period, the sum of (i) Consolidated Rental Expense for such period and (ii) with respect to each Equity Affiliate that is an Included Equity Affiliate at the end of such period, an amount equal to the Borrower's Pro Rata Share of such Included Equity Affiliate's rental expense for such period.

         "Adjusted Total Debt" means at any time, without duplication, the sum of (i) the consolidated Debt of the Borrower and its Subsidiaries and (ii) the Borrower's Pro Rata Share of the Debt of each Included Equity Affiliate.

         "Administrative Agent" means Morgan Guaranty Trust Company of New
York, in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

         "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person (a "Controlling Person") or (ii) any Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person by voting securities, by contract or otherwise.

         "Agents" means the Administrative Agent, the Documentation Agent, the Syndication Agent and the Managing Agents, and "Agent" means any one of them.

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         "Aggregate Investment in Equity Affiliates" has the meaning set forth in Section 5.13(a).

         "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.
         "Arranging Agents" means (i) Bank of America National Trust and Savings Association in its capacity as Documentation Agent in connection with the credit facility provided hereunder and (ii) The Bank of New York, in its capacity as Syndication Agent in connection with the credit facility provided hereunder.

         "Assignee" has the meaning set forth in Section 9.6(c).

         "Availability Period" means the period from and including the Closing Date to but excluding the Termination Date.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Borrowing" means a borrowing of Base Rate Loans pursuant to
Section 2.1 or 2.16(h).

         "Base Rate Loan" means a Syndicated Loan which bears interest at the Base Rate (or any higher rate determined pursuant to Section 2.9(a)) pursuant to the applicable Notice of Syndicated Borrowing or Notice of Interest Rate Election or the provisions of Section 2.16(h) or Article 8.

         "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Tenet Healthcare Corporation, a Nevada corporation, and its successors.

         "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for its Fiscal Quarter ended November 30, 1995, as filed with the SEC pursuant to the Exchange Act.

         "Borrower's Pro Rata Share" means:

         (i) with respect to the Debt of any Included Equity Affiliate at any date, a percentage of such Debt equal to the percentage of such Equity Affiliate's net income (or net loss) to be included in determining, in accordance with GAAP, the consolidated net income of the Borrower and its Subsidiaries for periods after such date (assuming no change in any relevant ownership interests); and

         (ii) with respect to the net income, interest expense, rental expense, income taxes or depreciation of any Equity Affiliate for any period of time, a percentage thereof equal to the percentage of such Equity Affiliate's net income (or net loss) included in determining, in accordance with GAAP, the consolidated net income of the Borrower and its Subsidiaries for such period of time.

         "Borrowing" means a Syndicated Borrowing, a Money Market Borrowing or a Swingline Borrowing.

         "Closing Date" means the date on which all the conditions set forth in
Section 3.1 have been satisfied (or waived in accordance with Section 9.5).

         "Commitment" means (i) with respect to any Lender listed on the Commitment Schedule, the amount set forth opposite its name on the Commitment Schedule as its Commitment or (ii) with respect to any Assignee, the amount of the transferor Lender's Commitment assigned to such Assignee pursuant to Section 9.6(c), in each case as such amount may be reduced from time to time pursuant to Section 2.12 or changed as result of an assignment pursuant to Section 9.6(c). The term "Commitment" does not include the Swingline Commitment.

         "Commitment Percentage" means, with respect to any Lender at any time, the percentage which the amount of such Lender's Commitment at such time represents of the aggregate amount of all the Lenders' Commitments at such time. At any time after the Commitments shall have terminated, the term "Commitment Percentage" shall refer to a Lender's Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to
Section 9.6(c).

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Consolidated EBITDA" means, for any period, the sum of (i) the consolidated net income of the Borrower and its Subsidiaries for such period plus (ii) to the extent deducted in determining such consolidated net income, the sum of (A) interest expense, (B) income taxes and (C) depreciation, amortization and other similar non-cash charges; PROVIDED that Consolidated EBITDA shall be calculated so as to exclude the effect of (x) any gain or loss that is classified as extraordinary in accordance with GAAP and (y) any gain or loss from any sale or other disposition of any Healthcare Facility, any Healthcare Business or any Equity Interest in any Person.

         "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Borrower and its Subsidiaries for such period.

         "Consolidated Plant, Property and Equipment" means, at any time, the consolidated plant, property and equipment shown on a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the most recent Fiscal Year ended prior to such time.

         "Consolidated Rental Expense" means, for any period, the consolidated rental expense of the Borrower and its Subsidiaries for such period.

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         "Continuing Director" means (i) any individual who is a director of the Borrower on the date of this Agreement and (ii) any individual who becomes a director of the Borrower after the date of this Agreement and is elected or nominated for election as a director of the Borrower by a majority of the individuals who were Continuing Directors immediately before such election or nomination.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and deferred compensation payable to members of management of such Person, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP and (v) all Guarantees by such Person of obligations of other Persons of the types described in the foregoing clauses (i) through (iv), inclusive (any such Guarantee to be included in any calculation of the amount of such Person's Debt at an amount equal to the principal amount guaranteed thereby). If such Person Guarantees Debt of another Person by causing a letter of credit to be issued in support thereof, the "Debt" of such Person includes (without duplication) such Person's obligation to reimburse the issuing bank for drawings (including any future drawings) in respect of principal under such letter of credit.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "Environmental Laws" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Equity Affiliate" means, at any date, a Person in which the Borrower or a Subsidiary has an Equity Interest that would be accounted for on the equity method in the Borrower's consolidated financial statements if such statements were prepared as of such date. If such Person has any subsidiaries, the term "Equity Affiliate" shall mean such Person and its consolidated subsidiaries, and all amounts to be determined for purposes of this Agreement with respect to such Equity Affiliate shall be determined with respect to such Person and its consolidated subsidiaries on a consolidated basis.

         "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a partnership, any partnership interest (whether general or limited), (iii) in the case of any other business entity, any participation or other interest in the equity or profits thereof or
(iv) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii) and (iii), other than a right to convert a debt security into, or exchange a debt security for, any such Equity Interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Borrowing" means a borrowing pursuant to Section 2.1 of Euro-Dollar Loans having the same initial Interest Period.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "Euro-Dollar Loan" means a Syndicated Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Syndicated Borrowing or Notice of Interest Rate Election.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.9(b) or (c) on the basis of an Adjusted London Interbank Offered Rate.

         "Euro-Dollar Reference Banks" means the principal London offices of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association and The Bank of New York.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.9(b).

         "Event of Default" has the meaning set forth in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Credit Agreement" means the $2,300,000,000 Credit Agreement dated as of February 28, 1995 among the Borrower (formerly known as National Medical Enterprises, Inc.), the lenders party thereto, Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company as Arranging Agents, and Morgan Guaranty Trust Company of New York as Administrative Agent, as in effect immediately before the Closing Date.

         "Existing Lenders" means the lenders party to the Existing Credit Agreement.

         "Existing Security Agreement" means the Security Agreement dated as of February 28, 1995 among the Borrower (formerly known as National Medical Enterprises, Inc.) and N.M.E. International (Cayman) Limited, as Grantors, and Morgan Guaranty Trust Company of New York, as Collateral Agent.

         "Facility Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "Financial Obligations" of any Person means at any date, without duplication:

         (i)  Debt of such Person,

         (ii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument or to make any payment pursuant to a Hedging Obligation,

         (iii) all Debt that is secured by a Lien on any asset of such Person but is not otherwise an obligation of such Person, PROVIDED that the amount of any Financial Obligation described in this clause (iii) shall be deemed to be equal to the lesser of the amount of the relevant Debt or the book value of the asset or assets of such Person securing such Debt, and

         (iv) all Guarantees by such Person of Financial Obligations of other Persons of the types described in clauses (i) and (ii) of this definition.

         "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes and the Swingline Note, and "Financing Document" means any one of them.

         "Fiscal Quarter" means a fiscal quarter of the Borrower.

         "Fiscal Year" means a fiscal year of the Borrower.

         "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which the Borrower's independent public accountants have concurred) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries theretofore delivered to the Lenders.

         "Group of Loans" means at any time a group of Syndicated Loans consisting of (i) all Syndicated Loans which are Base Rate Loans at such time or
(ii) all Syndicated Loans which are Euro-Dollar Loans having the same Interest Period at such time; PROVIDED that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other payment obligation of any other Person, including without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other payment obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other payment obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Healthcare Business" means any going concern healthcare business or any other going concern business that is related or ancillary to one or more Healthcare Facilities or healthcare businesses.

         "Healthcare Facility" means a hospital, outpatient clinic, long-term care facility, medical office building or other comparable facility that is used or useful in providing healthcare services.

         "Hedging Obligation" means, with respect to any Person, any obligation of such Person under (i) any interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, (ii) any foreign exchange contract or currency swap agreement or (iii) any other agreement or arrangement of a type designed to protect a Person against fluctuations in interest rates or currency exchange rates.

         "Included Equity Affiliate" means, at any time, an Equity Affiliate that the Borrower has theretofore designated, by written notice to the Administrative Agent and the Lenders, as an Included Equity Affiliate for purposes of this Agreement; PROVIDED that at such time the Borrower or a Subsidiary has the right to receive distributions of substantially all of the Borrower's Pro Rata Share of such Equity Affiliate's net income for future periods free of any restriction except a restriction that the Borrower or such Subsidiary may agree to after such time. The Borrower may revoke any such designation by written notice to the Administrative Agent and the Lenders at any time.

         "Indemnitee" has the meaning set forth in Section 9.3(b).

         "Interest Period" means, (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Syndicated Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; PROVIDED that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.3; PROVIDED that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.3; PROVIDED that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means, with respect to any Person, any investment by such Person in any other Person (including an Affiliate) in the form of direct or indirect loans, capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Grade Rating" means a rating of senior long-term unsecured debt securities of the Borrower without any third party credit support as (i) BBB- or higher by S&P and (ii) Baa3 or higher by Moody's.

         "LC Issuing Bank" has the meaning set forth in Section 1.1 of the Existing Credit Agreement.

         "Lender" means each lender listed on the Commitment Schedule, each Assignee which becomes a Lender pursuant to Section 9.6(c), and their respective successors. The term "Lender" does not include the Swingline Bank in its capacity as such.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Syndicated Loan or a Money Market Loan and "Loans" means both of the foregoing. The term "Loan" does not include a Swingline Loan.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.9(b).

         "Managing Agents" means the Lenders designated as Managing Agents on the signature pages hereof, in their respective capacities as Managing Agents in connection with the credit facility provided hereunder.

         "Material Adverse Effect" means (i) a material adverse effect on the business, operations, properties, financial condition or prospects of the Borrower and its Subsidiaries, considered as a whole, or (ii) an adverse effect on the validity or enforceability of any material provision of any Financing Document.

         "Material Financial Obligations" means non-contingent Financial Obligations (other than the Notes and the Swingline Note) of the Borrower and/or one or more Subsidiaries, arising in one or more related transactions, in an aggregate principal or face amount exceeding $25,000,000; PROVIDED that, for purposes of this definition and clauses (g) and (h) of Section 6.1, (i) contingent obligations of the Borrower or any Subsidiary to reimburse a bank or other Person for amounts not yet drawn under a letter of credit or similar instrument shall be deemed to be non-contingent (and to have been accelerated) if they are required to be prepaid or cash collateralized as a result of a default under the relevant reimbursement agreement and (ii) contingent obligations of the Borrower or any Subsidiary under any Hedging Obligation shall be deemed to be non-contingent (and to have been accelerated) if such Hedging Obligation is terminated by reason of a default by the Borrower or any Subsidiary.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

         "Material Subsidiary" means any Subsidiary except (i) a Subsidiary that is not actively engaged in business and has assets of less than $5,000,000 and liabilities of less than $5,000,000 or (ii) a Subsidiary that is actively engaged in business and has assets of less than $1,000,000 and liabilities of less than $1,000,000.

         "Metrocrest Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement dated as of November 1, 1994 among the Borrower, the banks party thereto, and The Bank of New York, as Issuing Bank and Agent thereunder, as amended from time to time.

         "Money Market Absolute Rate" has the meaning set forth in Section
2.3(d).

         "Money Market Absolute Rate Loan" means a loan made or to be made by a Lender pursuant to an Absolute Rate Auction.

         "Money Market Borrowing" means a borrowing of Money Market Loans pursuant to a LIBOR Auction or an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Lender, its Domestic Lending Office or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; PROVIDED that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan made or to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.3(d).

         "Money Market Quote" means an offer by a Lender to make a Money Market Loan in accordance with Section 2.3.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Non-Recourse Purchase Money Debt" of any Person means Debt incurred to finance additions to its property, plant and equipment (or to refinance Debt incurred for such purpose); PROVIDED that the lender or other obligee of such Debt has no recourse (except for breach of representations, warranties and/or covenants customary in asset-based financing) to assets of such Person, the Borrower or any Subsidiary other than the assets financed or refinanced by such Debt and cash flows attributable to such assets.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, issued hereunder to evidence the obligation of the Borrower to repay the Loans (other than the Swingline Loans), and "Note" means any one of such promissory notes.

         "Notice of Borrowing" means a Notice of Syndicated Borrowing (as defined in Section 2.2), a Notice of Money Market Borrowing (as defined in
Section 2.3(f)) or a Notice of Swingline Borrowing (as defined in Section 2.16(b)).

         "Notice of Interest Rate Election" has the meaning set forth in
Section 2.10.

         "Outstanding Committed Amount" means, with respect to any Lender at any time, the sum of (i) the outstanding principal amount of each of its Syndicated Loans and (ii) each outstanding participation in Swingline Loans (if any) held by it pursuant to Section 2.16(h), all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 9.6(c).

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" has the meaning set forth in Section 9.6(b).

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pricing Level" has the meaning set forth in the Pricing Schedule.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "Psychiatric Subsidiaries" means NME Psychiatric Properties, Inc., a Delaware corporation, and its subsidiaries.

         "Rate Period" has the meaning set forth in the Pricing Schedule.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Lenders" means at any time Lenders (i) having more than 50% in amount of the Commitments at such time or (ii) if the Commitments shall have terminated, holding more than 50% in aggregate principal amount of the Loans outstanding at such time. For purposes of clause (ii) of this definition, each participation in a Swingline Loan purchased by a Lender pursuant to Section 2.16(h) shall be deemed to be a Loan held by such Lender and not by the Swingline Bank.

         "Restricted Asset Transfer" means any sale or other transfer by the Borrower or any Subsidiary of any Healthcare Facility, any Healthcare Business or any Equity Interest in any Person (including, without limitation, any such transfer accomplished by means of a merger or consolidation), except:

         (i)  a sale or other transfer to the Borrower or a Subsidiary;

         (ii) a transfer accomplished by means of a merger or consolidation of the Borrower permitted by Section 5.6(a);

         (iii) a sale or other transfer of assets that were held for sale as of November 30, 1995;

         (iv) any issuance or sale by the Borrower of Equity Interests in the Borrower;

         (v) any sale or other transfer of Equity Interests in Vencor, Inc., pursuant to the provisions of the Borrower's 6% Exchangeable Subordinated Notes due 2005 or otherwise;

         (vi) a sale or other transfer of Equity Interests in Westminster Health Care Holdings PLC or any other Person that is neither a Subsidiary nor an Equity Affiliate; and

         (vii)  any sale or other transfer of assets to an Equity Affiliate.

         "S&P" means Standard & Poors' Ratings Services.

         "SEC" means the United States Securities and Exchange Commission.

         "Senior Officer of the Borrower" means an Executive Vice President, a Senior Vice President or the Treasurer of the Borrower.

         "Subsidiary" means, at any date, any corporation or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

         "Swingline Availability Period" means the period from and including the Closing Date to but excluding the Swingline Maturity Date.

         "Swingline Bank" means Morgan Guaranty Trust Company of New York, in its capacity as the Swingline Bank under the swingline facility described in
Section 2.16, and its successors in such capacity.

         "Swingline Borrowing" means a borrowing of a Swingline Loan pursuant to Section 2.16(a).

         "Swingline Commitment" means the obligation of the Swingline Bank to make Swingline Loans to the Borrower in aggregate principal amount at any one time outstanding not to exceed $10,000,000.

         "Swingline Loan" means a loan made by the Swingline Bank pursuant to
Section 2.16(a).

         "Swingline Note" has the meaning set forth in Section 2.16(d).

         "Swingline Maturity Date" means the day that is 30 days before the Termination Date.

         "Syndicated Borrowing" means a Base Rate Borrowing pursuant to Section
2.1 or Section 2.16(h) or a Euro-Dollar Borrowing pursuant to Section 2.1.

         "Syndicated Loan" means a loan made pursuant to Section 2.1 or Section 2.16(h); PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Syndicated Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Termination Date" means March 1, 2001, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.


                                      ARTICLE 2

                                     THE CREDITS

          SECTION 2.1 SYNDICATED BORROWINGS. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Availability Period; PROVIDED that such Lender's Outstanding Committed Amount shall not at any time exceed its Commitment. Each borrowing under this Section shall be a Syndicated Borrowing made from the several Lenders ratably in proportion to their respective Commitments. Each such Syndicated Borrowing shall be in an aggregate amount of $10,000,000 or any larger multiple of $1,000,000; PROVIDED that (i) any such Syndicated Borrowing may be in the aggregate amount of the unused Commitments and (ii) if such Syndicated Borrowing is made on the Swingline Maturity Date, such Syndicated Borrowing may be in the aggregate amount of the Swingline Loans outstanding on such date. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.7, prepay Syndicated Loans and reborrow at any time during the Availability Period under this Section.

          SECTION 2.2 NOTICE OF SYNDICATED BORROWING. The Borrower shall give the Administrative Agent notice (a "Notice of Syndicated Borrowing") not later than (x) 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing and (y) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,
          (ii)  the aggregate amount of such Borrowing,

          (iii) whether such Borrowing is to be a Base Rate Borrowing or a Euro-Dollar Borrowing, and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto.

Each Interest Period specified in a Notice of Syndicated Borrowing shall comply with the provisions of the definition of Interest Period.

          SECTION 2.3    MONEY MARKET BORROWINGS.

          (a) THE MONEY MARKET OPTION. At any time during the Availability Period when the Borrower has an Investment Grade Rating, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Money Market Loans to the Borrower. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 1:00 P.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

          (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each
Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business
Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Lenders, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $10,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B)  contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D)  arrives after the time set forth in subsection (d)(i).

          (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and (y) of any Money Market

Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (x) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 11:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be,

          (iv) the Borrower may not accept any offer that is described in subsection (d) (iii) or that otherwise fails to comply with the requirements of this Agreement, and

          (v) the Borrower may not accept any offer unless the Borrower has an Investment Grade Rating at the time.

          (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.4 NOTICE TO LENDERS; FUNDING OF LOANS. (a) Upon receipt of a Notice of Syndicated Borrowing or a Notice of Money Market Borrowing, the Administrative Agent shall promptly notify each Lender participating in such Borrowing of the contents of such Notice of Borrowing and such Lender's share of such Borrowing. Such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 1:00 P.M. (New York City time) on the date of each such Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in
Section 9.1. Unless the Administrative Agent determines that any applicable condition specified in

Article 3 has not been satisfied, the Administrative Agent shall (i) apply the funds so received from the Lenders to repay all Swingline Loans (if any) then outstanding, together with interest accrued thereon, and (ii) make the remainder of such funds available to the Borrower at the Administrative Agent's aforesaid address.

          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any such Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.9 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. If the Borrower shall repay such corresponding amount, such repayment shall not affect any rights the Borrower may have against any defaulting Lender.

          SECTION 2.5 NOTES. (a) The Borrower's obligation to repay the Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

          (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that its Base Rate

Loans, its Euro-Dollar Loans or its Money Market Loans be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto, with appropriate modifications to reflect the fact that it evidences solely the relevant type of Loans. Each reference in this Agreement to a "Note" or the "Notes" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Lender's Note pursuant to Section 3.1(b), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan evidenced thereby then outstanding; PROVIDED that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Agreement or the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.6 MATURITY OF LOANS. (a) Each Syndicated Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

          (b) Each Money Market Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto.

          SECTION 2.7 OPTIONAL PREPAYMENTS OF SYNDICATED LOANS. The Borrower may at its option, by Notice of Syndicated Prepayment given in accordance with
Section 2.8, prepay any Group of Loans (subject, in the case of a Group of Euro-Dollar Loans, to Section 2.14), in each case in whole at any time, or from time to time in part in amounts aggregating at least $10,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans.

          SECTION 2.8    NOTICE OF SYNDICATED PREPAYMENT.    The Borrower shall
give the Administrative Agent notice (a "Notice of Syndicated Prepayment") not later than (x) 11:00 A.M. (New York City time) on the date of each prepayment of BaseRate Loans and (y) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before each prepayment of Euro-Dollar Loans, specifying:

          (i) the date of such prepayment, which shall be a Domestic Business Day in the case of a prepayment of Base Rate Loans or a Euro-Dollar Business Day in the case of a prepayment of Euro-Dollar Loans,

          (ii) the aggregate amount of such prepayment, and

          (iii) the Group or Groups of Loans to which such prepayment is to be applied.

If the Borrower fails to specify the Group or Groups of Loans to which any such prepayment is to be applied, such Group or Groups of Loans shall be selected by the Administrative Agent. Each repayment or prepayment of Syndicated Loans shall be applied ratably to the Loans included in the Group or Groups of Loans selected by the Borrower or the Administrative Agent, as the case may be.

          (b) Upon receipt of a Notice of Syndicated Prepayment, the Administrative Agent shall promptly notify each relevant Lender of the contents thereof and of such Lender's ratable share of such prepayment and such Notice of Syndicated Prepayment shall not thereafter be revocable by the Borrower.

          SECTION 2.9 INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Base Rate Margin (if any) for such day. Such interest shall be payable in arrears on the last Domestic Business Day of each Fiscal Quarter and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due.

         (d) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

         (e) Subject to Section 8.1(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank

Offered Rate for such Interest Period (determined in accordance with Section 2.9(b) as if the related Money Market LIBOR Borrowing were a Syndicated Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         SECTION 2.10. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Syndicated Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

         (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

         (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

         (b)  Each Notice of Interest Rate Election shall specify:

         (i)the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

         (iii)if the Loans comprising such Group are to be converted to Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         SECTION 2.11. FACILITY FEES. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their Commitments, a facility fee calculated for each day at the Facility Fee

Rate (determined for such day as provided in the Pricing Schedule) on the aggregate amount of the Commitments on such day. Such facility fee shall accrue from and including the Closing Date to but excluding the Termination Date (or any earlier date on which the Commitments terminate in their entirety).

         (b) PAYMENTS. Fees accrued under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 and on the date on which the Commitments terminate in their entirety.

         SECTION 2.12. TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if there are no Syndicated Loans or Swingline Loans outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any multiple of $1,000,000 in excess thereof, the aggregate amount of the Commitments in excess of the aggregate principal amount of all Syndicated Loans and Swingline Loans outstanding at such time. Unless previously terminated, the Commitments shall terminate at the close of business on the Termination Date.

         SECTION 2.13. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly distribute to each Lender its ratable share (if any) of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or the Swingline Loans or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business
Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.14. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.9(c), or if the Borrower fails to borrow or prepay or convert any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.4(a) or 2.10(c), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay or convert, PROVIDED that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the amount of such loss or expense and the method of calculation thereof, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15. COMPUTATION OF INTEREST AND FEES. (a) Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and each Facility Fee Rate applicable hereunder. The Administrative Agent shall give prompt notice to the Borrower and the relevant Lenders of each rate of interest and Facility Fee Rate so determined, and its determination thereof shall be conclusive in the absence of manifest error; PROVIDED that, if the Administrative Agent makes such determinations for any Rate Period on the basis of an estimated Pricing Level set forth in a certificate delivered by the Borrower pursuant to Section 5.1(e) and subsequently determines (or receives a certificate pursuant to Section 5.1(e) establishing) that a higher Pricing Level applies during such Rate Period, the Administrative Agent shall promptly notify the Borrower and the Lenders of such higher Pricing Level and, within two Domestic Business Days after receiving such notice, the Borrower shall pay to the Administrative Agent, for the accounts of the relevant Lenders, the additional interest and additional facility fees that should have been paid prior to such time by reason of the applicability of such higher Pricing Level. If the Administrative Agent makes such determinations on the basis of a Pricing Level estimated by the Borrower and subsequently determines (or receives a certificate pursuant to Section 5.1(e) establishing) that a lower Pricing Level applied during the relevant Rate Period, no adjustment shall be made for any resulting overpayments of interest or facility fees theretofore made by the Borrower on the basis of the higher Pricing Level estimated by it.

         SECTION 2.16. SWINGLINE LOANS. (a) SWINGLINE COMMITMENT. The Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Swingline Availability Period; PROVIDED that the aggregate outstanding principal amount of such loans shall not at any time exceed the Swingline Commitment. Each loan under this Section shall be in a principal amount of at least $1,000,000 and shall bear interest from time to time at the rate applicable to Base Rate Loans. Within the foregoing limits, the Borrower may borrow under this Section, repay Swingline Loans and reborrow at any time during the Swingline Availability Period under this Section.

         (b) NOTICE OF SWINGLINE BORROWING. The Borrower shall give the Swingline Bank notice (a "Notice of Swingline Borrowing") not later than 2:00 P.M. (New York City time) on the date of each Swingline Borrowing, specifying
(i) the date of such Borrowing, which shall be a Domestic Business Day, and (ii) the amount of such Borrowing.

         (c) FUNDING OF SWINGLINE LOANS. Not later than 3:00 P.M. (New York City time) on the date of each Swingline Borrowing, the Swingline Bank shall, unless the Swingline Bank determines that any applicable condition specified in
Article 3 has not been satisfied, make available the amount of such Swingline Borrowing, in Federal or other funds immediately available in New York City, to the Borrower at the Swingline Bank's address referred to in Section 9.1.

         (d) SWINGLINE NOTE. The Borrower's obligation to repay the Swingline Loans shall be evidenced by a single Note substantially in form of Exhibit E hereto (the "Swingline Note").

         (d) OPTIONAL PREPAYMENT OF SWINGLINE LOANS. The Borrower may prepay the Swingline Loans in whole at any time, or from time to time in part in a principal amount of at least $1,000,000, by giving notice of such prepayment to the Swingline Bank not later than 12:00 Noon (New York City time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Bank at its address referred to in Section 9.1, in Federal or other funds immediately available in New York City, not later than 3:00 P.M. (New York City time) on the date of prepayment.

         (f) MANDATORY PREPAYMENT OF SWINGLINE LOANS. On the date of each Borrowing pursuant to Section 2.1 or 2.3, the Borrower shall prepay all Swingline Loans then outstanding, together with interest accrued thereon to the date of prepayment.

         (g) MATURITY OF SWINGLINE LOANS. All Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date together with interest accrued thereon to such date.

         (h) REFUNDING UNPAID SWINGLINE LOANS. If (i) the Swingline Loans are not paid in full on the Swingline Maturity Date or (ii) the Swingline Loans become immediately due and payable pursuant to Section 6.1, the Swingline Bank (or the Administrative Agent on its behalf) may, by notice to the Lenders (including the Swingline Bank, in its capacity as a Lender), require each Lender to pay to the Swingline Bank an amount equal to such Lender's Commitment Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 12:00 Noon (New York City time) on the date so specified, each Lender shall pay the amount so notified to it to the Swingline Bank at its address referred to in Section 9.1, in Federal or other funds immediately available in New York City. The amount so paid by each Lender shall constitute a Base Rate Loan to the Borrower; PROVIDED that, if the Lenders are prevented from making such Base Rate Loans to the Borrower by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Lender shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loans (and interest accruing thereon after the date of such payment). Each Lender's obligation to make such payment to the Swingline Bank under this subsection (h) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Bank or the Borrower, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that no Lender shall be obligated to make any payment to the Swingline Bank under this subsection (h) with respect to a Swingline Loan made by the Swingline Bank at a time when it knew that a Default had occurred and was continuing.

         (i) TERMINATION OF SWINGLINE COMMITMENT. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time. Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.


                                      ARTICLE 3

                                      CONDITIONS

         SECTION 3.1. CLOSING. This Agreement shall become effective when all the following conditions have been satisfied (or waived in accordance with Section 9.5):

         (a) the Administrative Agent shall have received (i) counterparts hereof signed by the Borrower, the Lenders identified as such on the signature pages hereof, the Swingline Bank and the Agents or (ii) in the case of any such party as to which an executed counterpart shall not have been received, telex, facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that a counterpart hereof has been executed by such party;

         (b) the Administrative Agent shall have received (i) a duly executed Note, dated on or before the Closing Date and complying with the provisions of Section 2.5, for each Lender and (ii) a duly executed Swingline Note, dated on or before the Closing Date, for the Swingline Bank;

         (c) the Administrative Agent shall have received evidence satisfactory to it that:

         (i) the commitments of the Existing Lenders under the Existing Credit Agreement will terminate on the Closing Date concurrently with the effectiveness of this Agreement;

         (ii) the Borrower will pay in full on the Closing Date the principal of all loans and reimbursement obligations then outstanding under the Existing Credit Agreement and all interest and fees accrued thereunder to (but not including) the Closing Date; and

         (iii) with respect to each letter of credit issued under the Existing Credit Agreement, either (x) such letter of credit has been cancelled or
    (y) the relevant LC Issuing Bank has agreed to allow such letter of credit to remain outstanding after the Closing Date without recourse to the Existing Lenders as participants therein and has agreed to the cancellation of their participations therein as of the Closing Date;

         (d) the Administrative Agent shall have received evidence satisfactory to it that (i) all security interests created by the Existing Security Agreement will be released on or before April 10, 1996 pursuant to an unconditional and irrevocable agreement signed by the banks party to the Metrocrest Reimbursement Agreement and (ii) termination statements (to be filed promptly after such release) have been delivered for filing under the Uniform Commercial Code as required to evidence the termination of such security interests;

         (e) the Administrative Agent shall have received an opinion of Gibson, Dunn & Crutcher, special counsel for the Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit G hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

         (f) the Administrative Agent shall have received an opinion of the Borrower's General Counsel, dated the Closing Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit H hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

         (g) the Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, dated the Closing Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit I hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

         (h) the Administrative Agent shall have received a certificate of the Secretary of the Borrower, dated the Closing Date, as to the articles of incorporation and bylaws of the Borrower, no amendments thereto, the adoption by the Borrower's board of directors of the resolutions referred to in clause (i) below and the incumbency and signature of each officer of the Borrower who executed or will execute any Financing Document or any other document to be delivered pursuant to this Agreement, together with evidence of the incumbency of such Secretary;

         (i) the Administrative Agent shall have received a copy of resolutions (in form and substance satisfactory to the Arranging Agents) of the Borrower's board of directors authorizing the borrowings provided for herein and the execution, delivery and performance of the Financing Documents, certified by the Secretary of the Borrower to be in full force and effect without modification on the Closing Date;

         (j) the Borrower shall have paid or made arrangements satisfactory to the Administrative Agent for paying all expenses payable by the Borrower on or before the Closing Date pursuant to Section 9.3(a) of this Agreement and
    Section 9.3(a) of the Existing Credit Agreement;

         (k) the Borrower shall have paid to the Administrative Agent for the account of each Lender a fee equal to 0.125% of such Lender's Commitment;

         (l) the Administrative Agent shall have received a certificate, substantially in the form of Exhibit F hereto, dated the Closing Date and signed by a Senior Officer of the Borrower;

         (m) the Metrocrest Reimbursement Agreement shall have been amended so that references therein to the covenants and events of default in the Existing Credit Agreement refer instead to the covenants and events of default in this Agreement; and

         (n) the Administrative Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Financing Documents and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Arranging Agents.

When this Agreement becomes effective, the Administrative Agent shall promptly notify the Borrower and the Lenders that it is effective, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.2. RELEASE OF EXISTING SECURITY INTERESTS. The parties hereto that are also parties to the Existing Credit Agreement or the Metrocrest Reimbursement Agreement consent to:

         (i) the termination of the commitments of the Existing Lenders under the Existing Credit Agreement on the Closing Date;

         (ii) the release of the security interests created by the Existing Security Agreement at any time on or after the Closing Date; and

         (iii) the termination on the Closing Date of all participations in letters of credit sold to the Existing Lenders under the Existing Credit Agreement.

         SECTION 3.3. BORROWINGS. The obligation of any Lender to make a Loan on the occasion of any Borrowing (other than a Syndicated Borrowing pursuant to Section 2.16(h)) and the obligation of the Swingline Bank to make any Swingline Loan are each subject to the satisfaction of the following conditions:

         (a) the fact that the Closing Date shall have occurred on or prior to April 12, 1996;

         (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2, 2.3 or 2.16(b), as the case may be;

         (c) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans (and, in the case of a Swingline Borrowing, the Swingline Loans) will not exceed the aggregate amount of the Commitments;

         (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

         (e) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c),
(d) and (e) of this Section.

                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.1. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of the Financing Documents (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower, (v) do not constitute a breach of or default under any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, except for breaches and defaults which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (vi) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.3. BINDING EFFECT. (i) This Agreement constitutes a valid and binding agreement of the Borrower and (ii) the Notes and the Swingline Note, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with its terms.

         SECTION 4.4.  FINANCIAL INFORMATION.

         (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of May 31, 1995 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Borrower's 1995 Form 10-K/A, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

         (b) The unaudited condensed consolidated balance sheet of the Borrower and its Subsidiaries as of November 30, 1995 and the related unaudited condensed consolidated statements of operations and cash flows for the six months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

         (c) There has been no material adverse change since November 30, 1995 in the business, operations, properties, financial condition or prospects of the Borrower and its Subsidiaries, considered as a whole.

         SECTION 4.5. LITIGATION. Except as described in Schedule 4.5 hereto, there are no actions, suits or proceedings pending against, or to the knowledge of the Borrower threatened against, the Borrower or any of its Subsidiaries or any of their respective properties, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of adverse decisions which in the aggregate could reasonably be expected to have a Material Adverse Effect or which in any manner draw into question the validity of any of the Financing Documents.

         SECTION 4.6.  COMPLIANCE WITH ERISA.  Except as described in Schedule
4.6 hereto, each member of the ERISA

Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except as disclosed in
Schedule 4.6, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.7.  COMPLIANCE WITH LAWS.  Except as described in Schedule
4.6 hereto, the Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations (including without limitation any health care laws, rules or regulations), other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith by appropriate proceedings or (ii) failures to comply with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.8. ENVIRONMENTAL MATTERS. The Borrower has reviewed the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, and has in good faith attempted to identify and evaluate the associated liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned, capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of the foregoing review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

         SECTION 4.9. TAXES. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due on such returns or pursuant to any assessment received by any of them (unless such assessment is being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.10. MATERIAL SUBSIDIARIES. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.11. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.12. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Administrative Agent, any Arranging Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent, any Arranging Agent or any Lender will, taken as a whole, be true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which have or may (to the extent the Borrower can now reasonably foresee) have a Material Adverse Effect.


                                      ARTICLE 5

                                      COVENANTS

         The Borrower agrees that, so long as any Lender has any Commitment in effect or any Loan or Swingline Loan remains outstanding or any interest or fees accrued hereunder remain unpaid:

         SECTION 5.1.  INFORMATION.  The Borrower will deliver to each Lender:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, the related condensed consolidated statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and the related condensed consolidated statement of cash flows for the portion of the Fiscal Year then ended, setting forth in the case of such condensed consolidated statements of operations and cash flows in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by a Senior Officer of the Borrower;

         (c) concurrently with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Senior Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.6 to 5.10, inclusive, and Sections 5.12 and 5.13 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement by the firm of independent public accountants which reported on such statements that, in making the examination necessary for reporting on such financial statements, they did not obtain knowledge of any Default hereunder except as described in such statement;

         (e) within 45 days after the end of each Fiscal Quarter, a certificate signed by a Senior Officer of the Borrower setting forth the Pricing Level applicable during the Rate Period that begins 45 days after the end of such Fiscal Quarter and in reasonable detail the calculations required to establish that such Pricing Level will be applicable; PROVIDED that (x) in the case of the last Fiscal Quarter of any Fiscal Year, such certificate may set forth only the Borrower's estimate of the applicable Pricing Level (it being understood that, if the Borrower in good faith cannot determine with reasonable certainty which of two Pricing Levels applies, the Borrower may, in view of the provisions of Section 2.15(b), appropriately estimate that the lower of such Pricing Levels applies), and
    (y) if such certificate sets forth only an estimated Pricing Level, the Borrower shall, within 90 days after the end of such Fiscal Year, deliver a further certificate signed by a Senior Officer of the Borrower setting forth the calculations contemplated by this clause (e) and either confirming that such estimated Pricing Level applies or, if not, setting forth the Pricing Level that does apply during the relevant Rate Period and requesting the Administrative Agent to determine the amounts of any additional interest and/or additional facility fees payable by the Borrower pursuant to Section 2.15(b);

         (f) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Senior Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

         (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA or premium-related penalties) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Senior Officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

         (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

         SECTION 5.2. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower and each Material Subsidiary will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower and each Material Subsidiary will maintain, with financially sound and reputable insurance companies (which may be Affiliates of the Borrower or part of the Borrower's self-insurance program) insurance on all their properties in at least such amounts and against at least such risks as are usually insured against in the same general area and by companies engaged in the same or similar businesses and maintain professional liability and malpractice insurance against claims usually insured against by medical personnel and hospitals and other health facilities; and furnish to each Lender, upon written request by any of the Agents, full information as to the insurance carried.

         SECTION 5.3.   CONDUCT OF BUSINESS, MAINTENANCE OF EXISTENCE.
(a) The Borrower and its Material Subsidiaries will continue to engage primarily in business of the same general type as now conducted by the Borrower and its Material Subsidiaries.

         (b) The Borrower and each Material Subsidiary will preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain its rights, privileges and franchises necessary or desirable in the normal conduct of business, PROVIDED that the foregoing shall not prohibit any merger, consolidation or sale of assets expressly permitted by
Section 5.6.

         SECTION 5.4. COMPLIANCE WITH LAWS. The Borrower and each Material Subsidiary will comply with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including without limitation Environmental Laws, ERISA and the rules and regulations thereunder and Public Law 92-603), and hold and maintain in full force and effect all certifications, governmental approvals, licenses and permits necessary or desirable to enable the Borrower and its Material Subsidiaries to conduct their respective businesses as now conducted, except where the failure to comply therewith or hold and maintain such certifications, governmental approvals, licenses or permits could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.5    INSPECTION OF PROPERTY, BOOKS AND RECORDS.  The
Borrower and each Material Subsidiary will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of the Administrative Agent (at the request of any Lender) at such requesting Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts (at such Lender's expense, unless an Event of Default shall have occurred and be continuing, in which case at the Borrower's expense) from any of their respective books and records and to discuss their respective affairs, finances and accounts with officers of the Borrower and with the accountants of the Borrower, all upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

         SECTION 5.6.   CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.
(a) The Borrower will not merge or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its assets to any other Person, unless after giving effect to such merger, consolidation, sale or other transfer, (i) no Default shall have occurred and be continuing and (ii) the corporation surviving such merger or consolidation (if other than the Borrower) or the Person acquiring such assets is organized under the laws of a state of the United States and assumes in writing all the obligations of the Borrower hereunder and said surviving corporation or acquiring Person delivers to each Lender an opinion of its counsel, in form and substance satisfactory to the Required Lenders, to the effect that the assumption of such obligations by such surviving corporation or acquiring Person is effective and is fully binding upon and enforceable against such surviving corporation or acquiring Person.

         (b) The Borrower will not make any Restricted Asset Transfer, or permit any Subsidiary to make any Restricted Asset Transfer, unless immediately after giving effect thereto:

         (i) no Default (under Section 5.13(b) or otherwise) shall have occurred and be continuing,

         (ii) the aggregate book value of all assets sold or otherwise transferred in Restricted Asset Transfers during the twelve months then ended does not exceed 10% of the consolidated total assets of the Borrower and its Subsidiaries at such time, and

         (iii) the aggregate book value of all assets sold or otherwise transferred in Restricted Asset Transfers after November 30, 1995 does not exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries at such time.

For purposes of this subsection (b) and Section 5.13(b), the book value of assets sold in a Restricted Asset Transfer shall be determined immediately prior to such Restricted Asset Transfer.

         (c) Neither the Borrower nor any Subsidiary (except a Psychiatric Subsidiary) will merge or consolidate with, or sell or otherwise transfer any assets to, any Psychiatric Subsidiary, except as permitted by Section 5.13(c).

         SECTION 5.7. NEGATIVE PLEDGE. After the Closing Date, neither the Borrower nor any Subsidiary (except a Psychiatric Subsidiary) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) any Lien existing prior to the Closing Date securing Debt; PROVIDED that the Liens created by the Existing Security Agreement shall be released on or before April 10, 1996;

         (b) any Lien on bonds issued by the Metrocrest Hospital Authority (and related proceeds and other distributions) granted to secure the Borrower's obligations under the Metrocrest Reimbursement Agreement and the Securities Pledge and Security Agreement referred to therein;

         (c) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by clause (a) above; PROVIDED that (i) the principal amount of such Debt is not increased and
    (ii) such Debt is not secured by any additional assets;

         (d) if the letters of credit issued pursuant to the Metrocrest Reimbursement Agreement are replaced by other letters of credit issued for the same purpose, any Lien securing the Borrower's obligations under the reimbursement agreement relating to such replacement letters of credit; PROVIDED that (i) the aggregate amount of such letters of credit is not increased and (ii) the Borrower's obligations under the related reimbursement agreement are not secured or required to be secured by any assets except the assets by which the Borrower's obligations under the Metrocrest Reimbursement Agreement are secured or required to be secured;

         (e)  any Lien securing Non-Recourse Purchase Money Debt;

         (f) any Lien on assets of a Person which becomes a Subsidiary after the Closing Date; PROVIDED that such Lien secures only Debt of such Person that is outstanding when such Person becomes a Subsidiary and was not created in contemplation of such event;

         (g) carriers', warehousemen's, mechanics', transporters, materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

         (h) any Lien imposed by any governmental authority for taxes, assessments, governmental charges, duties or levies not yet due or which are being contested in good faith and by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

         (i) Liens on cash and cash equivalents securing obligations of the Borrower and its Subsidiaries with respect to workmen's compensation, malpractice and other similar insurance policies; PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may not exceed $20,000,000 at any time;

         (j) Liens arising in the ordinary course of business (other than Liens permitted by clause (f), (g) or (h) above) which (i) do not secure Financial Obligations, (ii) do not secure any single obligation in an outstanding amount exceeding $5,000,000 and (iii) do not secure obligations in an aggregate outstanding amount exceeding $25,000,000;

         (k) Liens on cash and cash equivalents securing Hedging Obligations, PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may not exceed $50,000,000 at any time;

         (l) any Lien on an asset leased by the Borrower or a Subsidiary under a capital lease securing its obligations as lessee under such capital lease; and

         (m) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt; PROVIDED that, immediately after any such Debt is incurred, the aggregate outstanding principal or face amount of all Debt secured pursuant to this clause (m) shall not exceed $2,000,000.

         SECTION 5.8. DEBT OF SUBSIDIARIES. After the Closing Date, no Subsidiary will incur, assume or otherwise be liable in respect of any Debt, except:

         (a) Debt outstanding at the close of business on the Closing Date in an aggregate principal or face amount not exceeding $300,000,000;

         (b)  Non-Recourse Purchase Money Debt;

         (c) Debt of any Person which becomes a Subsidiary after the Closing Date; PROVIDED that (i) such Debt is outstanding when such Person becomes a Subsidiary and was not created in contemplation of such event or (ii) such Debt is incurred solely for the purpose of refinancing Debt described in the foregoing clause (i);

         (d) Guarantees by any Subsidiary of Debt relating to any assets sold or otherwise disposed of by it; PROVIDED that (i) such Debt was outstanding when such assets were disposed of and was not created in contemplation of the disposition thereof and (ii) the sum of (x) the aggregate outstanding principal amount of all Debt which is Guaranteed by the Borrower or any of its Subsidiaries pursuant to this clause (d) and (y) the aggregate amount of all lease payments under operating leases which are Guaranteed by any Subsidiary after November 30, 1995 shall not exceed $200,000,000 at any time;

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

         (e) Debt consisting of the obligations of any Subsidiary as lessee which are capitalized in accordance with GAAP; and

         (f) Debt of any Subsidiary not otherwise permitted by the foregoing clauses of this Section; PROVIDED that the aggregate outstanding principal or face amount of all Debt of Subsidiaries permitted by this clause (f) shall not exceed $10,000,000 at any time.

         SECTION 5.9. DEBT RATIO. At the close of business on any day on or after the Closing Date, the ratio of (i) Adjusted Total Debt at such time to
(ii) Adjusted EBITDA for the period of four consecutive Fiscal Quarters most recently ended at or prior to such time will not be greater than the ratio set forth below opposite the period in which such day is included:

PERIOD                                                                   RATIO
- ------                                                                   -----
Closing Date through November 30, 1996                                 3.5 to 1
December 1, 1996 through November 30, 1997                             3.0 to 1
December 1, 1997 through November 30, 1998                             2.5 to 1
December 1, 1998 through November 30, 1999                             2.25 to 1
After November 30, 1999                                                2.0 to 1

         SECTION 5.10. ADJUSTED CONSOLIDATED NET WORTH. Adjusted Consolidated Net Worth will at no time be less than the sum of (i) $1,970,000,000 plus (ii) 75% of the consolidated net income of the Borrower and its Subsidiaries for each Fiscal Quarter ended after November 30, 1995, if such consolidated net income for such Fiscal Quarter is positive, plus (iii) 100% of the amount by which the consolidated stockholders' equity of the Borrower and its Subsidiaries is increased after November 30, 1995 as a result of any issuance or sale of Equity Interests by the Borrower.

         SECTION 5.11 FIXED CHARGE RATIO. At the end of each Fiscal Quarter ending after the Closing Date, the ratio of (i) the sum of Adjusted EBITDA plus Adjusted Rental

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Expense to (ii) the sum of Adjusted Interest Expense plus Adjusted Rental
Expense, all calculated for the period of four consecutive Fiscal Quarters then ended, will not be less than the ratio set forth below opposite the period in which such period of four consecutive Fiscal Quarters ends:

PERIOD                                                                   RATIO
- ------                                                                   -----
Closing Date through November 30, 1996                                 2.25 to 1
December 1, 1996 through November 30, 1997                             2.35 to 1
December 1, 1997 through November 30, 1998                             2.5 to 1
After November 30, 1998                                                3.0 to 1

         SECTION 5.12. RESTRICTED PAYMENTS. Neither the Borrower nor any Subsidiary will declare or make (i) any dividend or other distribution on any shares of capital stock of the Borrower (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement, acquisition, defeasance or prepayment of any Equity Interests in the Borrower, unless the Borrower has an Investment Grade Rating when such dividend is declared or when the Borrower or such Subsidiary becomes legally obligated to make such distribution or other payment, as the case may be.

         SECTION 5.13.  RESTRICTION ON INVESTMENTS.   The sum of (i) the
aggregate book value of all Investments in Equity Affiliates by the Borrower and its Subsidiaries, as determined from time to time in accordance with GAAP, and
(ii) the Loss Adjustment Amount for each Equity Affiliate in which the Borrower or any Subsidiary makes an Investment after November 30, 1995 (such sum being called the "Aggregate Investment in Equity Affiliates") will not at any time exceed 17.5% of the consolidated total assets of the Borrower and its Subsidiaries at such time. The term "Loss Adjustment Amount" means, for any Equity Affiliate at any time, the cumulative amount by which the book value of Investments by the Borrower and its Subsidiaries in such Equity Affiliate has theretofore been reduced by operating losses, writedowns or writeoffs of assets or other special charges.

         (b)  The sum of (i) the Aggregate Investment in Equity Affiliates and
(ii) the aggregate book value of all

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assets sold or otherwise transferred in Restricted Asset Transfers after
November 30, 1995 will not at any time exceed 27.5% of the consolidated total assets of the Borrower and its Subsidiaries at such time.

         (c) Neither the Borrower nor any Subsidiary (except a Psychiatric Subsidiary) will make any Investment in any Psychiatric Subsidiary at any time on or after the Closing Date; PROVIDED that the Borrower may make cash Investments (not exceeding $10,000,000 in aggregate amount) in Psychiatric Subsidiaries after the Closing Date to enable such Psychiatric Subsidiaries to satisfy (i) payment obligations resulting from judgments against them and/or settlements of litigation against them and (ii) working capital requirements.

         SECTION 5.14   RESTRICTIONS ON INCLUDED EQUITY
AFFILIATES.   (a)  DEBT.  On and after the Closing Date, no Included Equity
Affiliate will incur, assume or otherwise become liable in respect of any Debt, except:

         (i) Debt of such Included Equity Affiliate outstanding when it first becomes an Equity Affiliate and not created in contemplation of such event;

         (ii) Debt of any partner, member or shareholder of such Included Equity Affiliate that (x) is assumed by such Included Equity Affiliate in connection with a contribution of assets to its capital by such partner, member or shareholder and (y) was not created in contemplation of such event;

         (iii)Debt secured by a Lien on any asset acquired by such Included Equity Affiliate; PROVIDED that (x) such Debt was outstanding and was secured by such Lien prior to the acquisition of such asset by such Included Equity Affiliate and (y) neither such Debt nor such Lien was created in contemplation of such acquisition;

         (iv) Non-Recourse Purchase Money Debt;

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


         (v) Debt incurred solely for the purpose of refinancing Debt of such Included Equity Affiliate permitted by clause (i), (ii), (iii) or (iv) above;

         (vi)  Debt owing to the Borrower or any Subsidiary;

         (vii)  Debt incurred to satisfy working capital requirements; and

         (viii) other Debt of Included Equity Affiliates not exceeding $5,000,000 in aggregate principal amount outstanding at any time.

         (b) LIENS. On and after the Closing Date, no Included Equity Affiliate will create or assume any Lien securing Debt on any asset now owned or hereafter acquired by it, except:

         (i)  any Lien securing Debt permitted by clause (iii) of subsection
    (a) above; PROVIDED that such Lien is limited in each case to the asset that was acquired subject to such Lien and any improvements thereto;

         (ii)  any Lien securing Debt permitted by clause (iv) of subsection
    (a) above; PROVIDED that such Lien is limited in each case to the assets acquired, constructed or improved with the proceeds of such Debt;

         (iii)  any Lien securing Debt permitted by clause (v) of subsection
    (a) above; PROVIDED that in each case the Debt refinanced thereby was secured and such Lien is limited to the assets that secured the Debt refinanced thereby; and

         (iv) other Liens securing Debt of Included Equity Affiliates not exceeding $2,000,000 in aggregate principal amount outstanding at any time.

         (c) COMPLIANCE. The Borrower and its Subsidiaries will at all times have, with respect to each Included Equity Affiliate, the legally enforceable right under its charter, partnership agreement or other applicable


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

contract to prevent such Included Equity Affiliate from violating the provisions of this Section.

         SECTION 5.15. RESTRICTION ON PREPAYING SUBORDINATED DEBT. Neither the Borrower nor any Subsidiary will prepay, defease or purchase, prior to the date on which it is required by its terms to be repaid, repurchased or otherwise retired, all or any portion of any Debt of the Borrower that is subordinated in right of payment to the Loans.

         SECTION 5.16. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary could have obtained from a third party who was not an Affiliate; PROVIDED that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

         SECTION 5.17. SENIOR STATUS. The obligations of the Borrower under the Financing Documents will at all times constitute "senior debt" as defined in any instrument or agreement evidencing or governing any subordinated debt of the Borrower outstanding on or after the Closing Date.

         SECTION 5.18. PAYMENT OF DIVIDENDS BY MATERIAL SUBSIDIARIES. After the Closing Date neither the Borrower nor any of its Material Subsidiaries will enter into any agreement or arrangement which would limit in any way the ability of any Material Subsidiary to pay any dividend.

         SECTION 5.19. USE OF PROCEEDS. The proceeds of the Loans will be used by the Borrower:


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


          (i) on the Closing Date to pay in full the principal of all loans and reimbursement obligations then outstanding under the Existing Credit Agreement and all interest and fees accrued thereunder or to pay directly obligations supported by any letter of credit outstanding under the Existing Credit Agreement; and

         (ii)  for general corporate purposes.

          (b) None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U in any manner which would (i) violate any applicable law or regulation or (ii) require any Form FRU-1 or any successor form to be executed.


                                      ARTICLE 6

                                       DEFAULTS

         SECTION 6.1. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred:

         (a) any principal of any Loan or Swingline Loan shall not be paid when due;

         (b) any interest on any Loan or Swingline Loan, any fee or any other amount payable under any Financing Document shall not be paid within three Domestic Business Days after it becomes due;

         (c) the Borrower shall fail to observe or perform any covenant contained in Section 5.6 through 5.19, inclusive, hereof;

         (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
    (a), (b) or (c) above) within 30 days after such failure occurs or, if later, 10 days after written notice thereof has been


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

    given to the Borrower by the Administrative Agent at the request of the Required Lenders;

         (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or by the Borrower or any Subsidiary in any certificate, financial statement or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) the Borrower and/or one or more Subsidiaries shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

         (g) any event or condition shall occur which results in the acceleration of the maturity of Material Financial Obligations, or enables (any applicable grace period having expired) the holder or holders of Material Financial Obligations or any Person acting on their behalf to accelerate the maturity thereof;

         (h) any event or condition shall occur which, with the giving of notice or lapse of time or both, would enable the holder or holders of Material Financial Obligations or any Person acting on their behalf to accelerate the maturity thereof, and (i) the Required Lenders shall have determined, in their sole discretion, that such event or condition (unless cured or waived) should be an Event of Default hereunder, (ii) the Administrative Agent shall have given written notice of such determination to the Borrower and (iii) the Borrower shall have failed to cause such event or condition to be cured or waived within two Domestic Business Days after receiving such notice;

         (i) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property


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

    or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (j) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA or premium-related penalties) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

         (l) a judgment or order for the payment of money in excess of $25,000,000 (net of insurance to the extent that the insurer shall have admitted coverage thereof) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (m) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more of the outstanding shares of common stock of the Borrower; or Continuing Directors shall no longer constitute a majority of the Borrower's board of directors;

then, and in every such event, while such event is continuing, the Administrative Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and the Swingline Commitment and they shall thereupon terminate,
(ii) if requested by Lenders holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare the Notes and the Swingline Note (in each case together with accrued interest thereon) to be, and the Notes and the Swingline Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that, if any Event of Default specified in clause (i) or (j) above occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments and the Swingline Commitment shall thereupon terminate and the Notes and the Swingline Note (in each case together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.2 NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under clause (d), (h) or (j) of Section 6.1 promptly upon being


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

requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.


                                      ARTICLE 7

                                      THE AGENTS

         SECTION 7.1. APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to it by the terms hereof, together with all such powers as are reasonably incidental thereto.


         SECTION 7.2. AGENTS AND AFFILIATES. Each of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association and The Bank of New York shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and each of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association and The Bank of New York and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of the Borrower's Subsidiaries or Equity Affiliates as if it were not an Agent under any of the Financing Documents.

         SECTION 7.3. ACTION BY ANY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.4. CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.


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

         SECTION 7.5. LIABILITY OF THE AGENTS. None of the Administrative Agent, the Arranging Agents, their respective Affiliates and their respective directors, officers, agents or employees shall be liable for any action taken or not taken by such Person in connection with any Financing Document (i) in the absence of its own gross negligence or willful misconduct or (ii) with the consent or at the request of the Required Lenders, PROVIDED that this clause
(ii) shall not affect any rights the Borrower may have against the Lenders that made such request. None of the Agents, their respective Affiliates and their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower in any Financing Document; (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.6. INDEMNIFICATION. The Lenders shall, ratably in accordance with their respective Commitment Percentages, indemnify the Administrative Agent, each Arranging Agent, the Swingline Bank, their respective Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the relevant indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by the relevant indemnitee thereunder.


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

         SECTION 7.7. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

         SECTION 7.8. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

         SECTION 7.9. FEES. The Borrower shall pay to the Administrative Agent and each Arranging Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.


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

         SECTION 7.10. ARRANGING AGENTS AND MANAGING AGENTS. The Arranging Agents and the Managing Agents, in their capacities as such, shall have no duties or obligations of any kind under the Financing Documents and shall not have a fiduciary relationship with any Lender.


                                      ARTICLE 8

                               CHANGE IN CIRCUMSTANCES

         SECTION 8.1. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan:

         (a) the Administrative Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of a Group of Euro-Dollar Loans, Lenders having 50% or more of the aggregate principal amount of such Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding such Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make or maintain Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing or Money Market LIBOR Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Borrowing is a Euro-Dollar Borrowing, such

Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.2. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Base Rate Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.3.  INCREASED COST AND REDUCED RETURN.    (a) If, on or
after (x) the date hereof, in the case of any


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


Euro-Dollar Loan or any obligation to make Euro-Dollar Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, its obligation to make Euro-Dollar Loans or its Money Market Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or Money Market Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will (subject to subsection (e) of this Section) compensate such Lender for such increased cost or reduction.

         (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will (subject to subsection (e) of this Section) compensate such Lender (or its Parent) for such reduction.

         (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the method of calculation thereof and shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         (d) No Lender shall be entitled to claim compensation pursuant to this Section for (i) Taxes or Other Taxes (as such terms are defined in Section 8.4) or (ii) any increased cost or reduction incurred or accrued more than 90 days before such Lender first notifies the Borrower of the change in law or other circumstance on which such claim is based.

         SECTION 8.4.  TAXES.   (a)  For purposes of this Section, the
following terms have the following meanings:

         "Relevant Payee" means any Lender or any Agent.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to any Financing Document, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Relevant Payee, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to any Financing Document, or from the execution or delivery of, or otherwise with respect to, any Financing Document.

         (b) Any and all payments by any Borrower to or for the account of any Relevant Payee under any Financing Document shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Relevant Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Borrower agrees to indemnify each Relevant Payee for the full amount of Taxes or Other Taxes

(including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Relevant Payee and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Relevant Payee makes demand therefor.

         (d) Each Relevant Payee organized under the laws of a jurisdiction outside the United States, on or prior to its execution and delivery of this Agreement in the case of each Relevant Payee listed on the signature pages hereof and on or prior to the date on which it becomes a Relevant Payee in the case of each other Relevant Payee, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Relevant Payee remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Relevant Payee is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Relevant Payee from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Relevant Payee or certifying that the income receivable pursuant to the Financing Documents is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Relevant Payee has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Relevant Payee shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; PROVIDED that if a Relevant Payee, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Relevant Payee shall reasonably request to assist such Relevant Payee to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Relevant Payee pursuant to this Section 8.4, such Relevant Payee will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Relevant Payee, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Relevant Payee.

         SECTION 8.5. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be made as (or converted into) Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

         (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loan shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

                                      ARTICLE 9

                                    MISCELLANEOUS

         SECTION 9.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

         (x) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof,

         (y) in the case of any Lender or Agent (other than the Administrative Agent), at its address, facsimile number or telex number set forth in its Administrative Questionnaire or

         (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.

Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; PROVIDED that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.2. NO WAIVERS. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.3.  EXPENSES; INDEMNIFICATION.   (a)  The Borrower shall pay
(i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder, (ii) all out-of-pocket expenses of each Arranging Agent (but not any fees and disbursements of its counsel) in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Lender, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and any collection, bankruptcy, insolvency or other enforcement proceedings resulting therefrom.

         (b) The Borrower shall indemnify each Agent, the Swingline Bank and each Lender, their respective Affiliates and the respective directors, directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Financing Document or any actual or proposed use by the Borrower or any of its Subsidiaries or Equity Affiliates of any proceeds of the Loans; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.4.  SHARING OF SET-OFFS.    (a)  Each Lender agrees that if
it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata.

         (b) Nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.

         (c) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.5. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Agent are affected thereby, by such Agent); PROVIDED that no such amendment or waiver shall:

         (i) unless signed by all the Lenders, increase or decrease any Commitment (except for a ratable decrease in all the Commitments), postpone the date fixed for the termination of any Commitment, reduce the principal of or rate of interest on any Syndicated Loan or postpone the Termination Date or any date fixed for any payment of interest on any Syndicated Loan;

         (ii) unless signed by the Swingline Bank, increase the Swingline Commitment, postpone the date fixed for the termination of the Swingline Commitment or otherwise affect any of its rights or obligations hereunder;

         (iii) unless signed by all the Lenders entitled to receive such fees, reduce or postpone the date fixed for any scheduled payment of fees hereunder;

         (iv) unless signed by all the Lenders, change any provision of this Section or any other provision of this Agreement specifying which Lenders may take any action that the Lenders or any of them are entitled to take hereunder; or

         (v) unless signed by each Lender affected thereby, waive any condition set forth in clause (b), (c) or (k) of Section 3.1.

         SECTION 9.6.  SUCCESSORS AND ASSIGNS.   (a)  The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights under the Financing Documents without the prior written consent of all the Lenders and the Swingline Bank.

         (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. If any Lender grants such a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under the Financing Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof; PROVIDED that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i) or
(iii) of Section 9.5 without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

  (c) Any Lender may at any time after the Closing Date assign to one or more banks or other institutions (each an "Assignee") all, or a pro rata part of all, of its rights and obligations under the Financing Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld) and the Swingline Bank; PROVIDED that:

    (A) if such Assignee is an Affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent shall be required;

    (B) such assignment may, but need not, include rights of the transferor Lender in respect of outstanding Money Market Loans;

    (C) if such Assignee is not an Affiliate of the transferor Lender and was not a Lender immediately prior to such assignment, then, unless the Borrower otherwise agrees, the portion of the transferor Lender's Commitment assigned to such Assignee shall be at least $20,000,000; and

    (D) unless the Borrower otherwise agrees, the transferor Lender and/or its Affiliates shall retain, in the aggregate, a Commitment at least equal to the greater of (x) $20,000,000 or (y) 50% of the Commitment assumed by the transferor Lender when it first became a Lender hereunder;

PROVIDED that, if the aggregate amount of the Commitments is reduced pursuant to
Section 2.12 or otherwise, the minimum amounts specified in clause (C) and subclauses (x) and (y) of clause (D) above shall be correspondingly reduced. When (i) such Assignment and Assumption Agreement has been signed and delivered,
(ii) notice thereof has been given to the Administrative Agent and (iii) such Assignee has paid to such transferor Lender an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender to the extent set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, either the transferor Lender or the Assignee shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500; PROVIDED that such fee shall not be payable with respect to the first two assignments made by the transferor Lender if they are made within 60 days after the Closing Date. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4(d).

    (d) Any Lender may at any time assign all or any portion of its rights under the Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations thereunder.

    (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under or by reason by Section
8.3 or 8.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2,
8.3 or 8.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or, in the case of an Assignee, at a time when the circumstances giving rise to such greater payment did not exist. Subject to the foregoing limitation, any Lender claiming compensation or indemnification pursuant to Section 8.3 or 8.4 may include in its claim similar compensation or indemnification for any Participant having a participating interest in such Lender's rights.

    SECTION 9.7. NO RELIANCE ON MARGIN STOCK AS COLLATERAL. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

    SECTION 9.8. CONFIDENTIALITY. Each Agent and Lender (each, a "Lending Party") agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lending Party's legal counsel and independent auditors, (i) to any Affiliate of such Lending Party, solely in connection with this Agreement or any other transaction or proposed transaction between such Lending Party and/or its Affiliates and the Borrower and/or its Affiliates, and (j) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

    SECTION 9.9. WAIVER OF JURY TRIAL. THE BORROWER, EACH AGENT, THE SWINGLINE BANK AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

    SECTION 9.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. EACH OF THE FINANCING DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    SECTION 9.11 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                        TENET HEALTHCARE CORPORATION



                        By
                           -------------------------------
                           Title:  Senior Vice President
                        Tenet Healthcare Corporation
                        2700 Colorado Avenue
                        Santa Monica, California  90404
                        Attention:  Treasurer
                                    (with a copy to
                                    General Counsel)
                        Telephone:  (805) 692-8700
                        Facsimile:  (805) 967-5910


                        BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION, as a
                          Lender and as Documentation Agent


                        By
                           -------------------------------
                           Title:


                        THE BANK OF NEW YORK, as a Lender
                          and as Syndication Agent


                        By
                           -------------------------------
                           Title:


                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as a Lender and
                          as the Swingline Bank

                        By
                           -------------------------------
                           Title:


                        ABN AMRO BANK N.V.,
                          LOS ANGELES BRANCH,
                          as a Lender and Managing Agent

                        By:  ABN AMRO NORTH AMERICA, INC.,
                             as agent


                        By
                           -------------------------------
                           Title:


                        By
                           -------------------------------
                           Title:


                        BANKERS TRUST COMPANY, as a Lender
                          and Managing Agent


                        By
                           -------------------------------
                           Title:


                        THE BANK OF NOVA SCOTIA, as a
                          Lender and Managing Agent


                        By
                           -------------------------------
                           Title:


                        CHEMICAL BANK, as a Lender and
                          Managing Agent

                        By
                           -------------------------------
                           Title:


                        CREDIT SUISSE, as a Lender and
                          Managing Agent


                        By
                           -------------------------------
                           Title:


                        DEUTSCHE BANK AG, LOS ANGELES
                          AND/OR CAYMAN ISLANDS BRANCH,
                          as a Lender and Managing Agent



                        By
                           -------------------------------
                           Title:


                        THE INDUSTRIAL BANK OF JAPAN,
                          LIMITED, LOS ANGELES AGENCY, as a
                          Lender and Managing Agent



                        By
                           -------------------------------
                           Title:


                        THE LONG-TERM CREDIT BANK OF JAPAN,
                          LTD., LOS ANGELES AGENCY, as a
                          Lender and Managing Agent



                        By
                           -------------------------------
                           Title:


                        NATIONSBANK OF TEXAS, N.A., as a

                          Lender and Managing Agent


                        By
                           -------------------------------
                           Title:


                        PNC BANK, NATIONAL ASSOCIATION,
                          as a Lender and Managing Agent



                        By
                           -------------------------------
                           Title:


                        WACHOVIA BANK OF GEORGIA, N.A.,
                          as a Lender and Managing Agent



                        By
                           -------------------------------
                           Title:


                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Administrative
                          Agent


                        By
                           -------------------------------
                           Title:
                        60 Wall Street
                        New York, New York  10260-0060
                        Attention: Robert Osieski
                        Telex number: 177615
                        Facsimile number: 212-648-5014

                                 COMMITMENT SCHEDULE

LENDER                                                                COMMITMENT

Morgan Guaranty Trust Company of New York                           $150,000,000

Bank of America National Trust
  and Savings Association                                           $150,000,000

The Bank of New York                                                $150,000,000

ABN AMRO Bank N.V., Los Angeles Branch                              $100,000,000

Bankers Trust Company                                               $100,000,000

The Bank of Nova Scotia                                             $100,000,000

Chemical Bank                                                       $100,000,000

Credit Suisse                                                       $100,000,000

Deutsche Bank AG, Los Angeles
  and/or Cayman Islands Branch                                      $100,000,000

The Industrial Bank of Japan, Limited,
  Los Angeles Agency                                                $100,000,000

The Long-Term Credit Bank of Japan, Ltd.,
  Los Angeles Agency                                                $100,000,000

NationsBank of Texas, N.A.                                          $100,000,000

PNC Bank, National Association                                      $100,000,000

Wachovia Bank of Georgia, N.A.                                      $100,000,000


                                                                  --------------
                                                          TOTAL    1,550,000,000

                                   PRICING SCHEDULE



         The "Base Rate Margin", "Euro-Dollar Margin", and "Facility Fee Rate" for any day are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:


Pricing                 Level          Level          Level          Level          Level          Level          Level
 Level                     I             II             III            IV              V             VI             VII


Base Rate Margin           0%             0%             0%             0%             0%             0%          0.25%
Euro-Dollar Margin      0.30%        0.3125%       0.40625%          0.50%       0.59375%        0.6875%         0.875%
Facility Fee Rate       0.15%        0.1875%       0.21875%          0.25%       0.28125%        0.3125%         0.375%


          For purposes of this Pricing Schedule, the following terms have the following meanings:

         "Consolidated Debt Ratio" means, at the end of any Fiscal Quarter, the ratio of (i) Adjusted Total Debt at the end of such Fiscal Quarter to (ii) Adjusted EBITDA for the period of four consecutive Fiscal Quarters then ended.

         "Consolidated Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of (i) Adjusted EBITDA to (ii) Adjusted Interest Expense, in each case for the period of four consecutive Fiscal Quarters then ended.

         "Level I Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, (i) the Consolidated Interest Coverage Ratio was equal to or greater than 5.0 to 1 and (ii) the Consolidated Debt Ratio was equal to or less than 1.75 to 1.

         "Level II Pricing" applies during any Rate Period if no higher Pricing Level applies and, at the end of the Preceding Fiscal Quarter, either (i) the Consolidated Interest Coverage Ratio was less than 5.0 to 1 or (ii) the Consolidated Debt Ratio was greater than 1.75 to 1.

         "Level III Pricing" applies during any Rate Period if no higher
Pricing Level applies and, at the end of the Preceding Fiscal Quarter, either
(i) the Consolidated Interest Coverage Ratio was less than 4.75 to 1 or (ii) the Consolidated Debt Ratio was greater than 2.0 to 1.

         "Level IV Pricing" applies during any Rate Period if no higher Pricing Level applies and, at the end of the Preceding Fiscal Quarter, either (i) the Consolidated Interest Coverage Ratio was less than 4.5 to 1 or (ii) the Consolidated Debt Ratio was greater than 2.25 to 1.

         "Level V Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, either (i) the Consolidated Interest Coverage Ratio was less than 4.0 to 1 or (ii) the Consolidated Debt Ratio was greater than 2.5 to 1.

         "Level VI Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, either (i) the Consolidated Interest Coverage Ratio was less than 3.5 to 1 or (ii) the Consolidated Debt Ratio was greater than 3.0 to 1.

         "Level VII Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, either (i) the Consolidated Interest Coverage Ratio was less than 3.0 to 1 or (ii) the Consolidated Debt Ratio was greater than 3.5 to 1.

         "Preceding Fiscal Quarter" means, with respect to any Rate Period, the most recent Fiscal Quarter ended before such Rate Period begins.

         "Pricing Level" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing, Level VI Pricing or Level VII Pricing applies on any day. Pricing Levels are referred to in ascending order (e.g., Level III Pricing is a higher Pricing Level than Level II Pricing.)

         "Rate Period" means any period from and including the 46th day of a Fiscal Quarter to and including the 45th day of the immediately succeeding Fiscal Quarter.

                                                                   SCHEDULE 4.05


                                  Pending Litigation


         The Borrower hereby incorporates by reference the disclosure concerning the legal proceedings referred to in its annual report on Form 10-KA for its fiscal year ended May 31, 1995, its quarterly report on Form 10-QA for its fiscal quarter ended August 31, 1995 and its quarterly report on Form 10-Q for its fiscal quarter ended November 30, 1995.

         The Company continues to experience a greater than normal level of litigation relating to its former psychiatric operations, including a continuum of cases filed in the District of Columbia. The majority of the lawsuits filed contained allegations of fraud and conspiracy against the Company and certain of its subsidiaries and former employees. The Company believes that the increase in litigation stems, in whole or in part, from advertisements by certain lawyers seeking former psychiatric patients in order to ascertain whether potential claims exist against the Company. The advertisements focus, in many instances, on the Company's settlement of past disputes involving the operations of its psychiatric subsidiaries, including the Company's 1994 resolution of the government's investigation and a corresponding criminal plea agreement. The Company believes it has a number of defenses to these actions and will defend the litigation vigorously. Although, based upon information currently available to it, management believes that the amount of damages in excess of the reserves for unusual litigation costs that may be awarded in the above unresolved matters cannot reasonably be estimated, management does not believes it is likely that any damages awarded in such legal proceedings will have a material adverse affect on the Company's results of operations, liquidity or capital resources. The Company expects that additional lawsuits of this nature will be filed.

         The court has approved the settlements of the shareholder derivative actions filed in Los Angeles Superior Court in October and November of 1991 and one federal class action lawsuit entitled In Re: National Medical Enterprises, Inc. Securities Litigation I. All payments relevant to these settlements have been funded.

         Two federal class action lawsuits filed in August 1993 was consolidated into one action pending in the U.S. District Court in the Central District of California captioned In re: National Medical Enterprises Securities Litigation II. On June 23, 1995, the defendants filed a motion to dismiss and to strike plaintiffs' complaint and the court has not yet ruled on the motion. Discovery continues to be stayed pending a ruling on the motion from the trial court. The Company believes it has meritorious defenses to this action and will defend this litigation vigorously.

         On March 7, 1996, Horizon/CMS Healthcare Corporation ("Horizon/CMS") announced that it filed a lawsuit against Tenet Healthcare Corporation ("Tenet") in the United States District Court for the District of Nevada. Horizon/CMS stated that the lawsuit arises out of an agreement entered into between Horizon/CMS and Tenet in connection with Horizon/CMS's attempted acquisition of The Hillhaven Corporation ("Hillhaven") in January 1995. Horizon/CMS alleges that Tenet has failed to honor its commitment to pay Horizon/CMS approximately $14.56 million pursuant to the agreement. The Company believes Horizon/CMS's claim is without merit and intends to vigorously defend the lawsuit.

                                                                   SCHEDULE 4.06


                                   Erisa Exceptions


EXISTING CONDITIONS WHICH COULD RESULT IN TITLE IV ERISA EXPOSURE

The American Medical International, Inc. (now known as Tenet HealthSystem Medical, Inc.) Pension Plan (the "Pension Plan") was audited by the Department of Labor in 1993 and 1994. As a result of the audit, American Medical Holdings, Inc. (now known as Tenet HealthSystem Holdings, Inc.) ("AM Holdings") made an approximately $6 million contribution to the Pension Plan in order to remedy underfunding for the 1991 and 1992 plan years caused by inaccurate data used by the Pension Plan actuary. On November 2, 1994, AM Holdings paid approximately $1,664,900 in excise taxes to the Internal Revenue Service with respect to such underfunding. The Internal Revenue Service subsequently required AM Holdings to pay approximately $125,023 in interest with respect to the payment of the excise taxes but granted AM Holdings' request for the waiver of the penalties applicable to the payment of such excise taxes. This additional contribution also necessitated the recalculation of PBGC premiums for the 1991 through 1993 plan years and resulted in the payment of approximately $847,516 of additional PBGC premiums due. On August 4, 1995, AM Holdings paid approximately $155,411 in interest to the PBGC with respect to the underpayment of premiums for the 1991, 1992 and 1993 plan years and under separate cover filed a request for waiver of the approximately $767,969 in penalties imposed with respect to the late payment of such premiums. AM Holdings estimated that the total PBGC penalties and interest would approximate $1.5 million (an accrual for which has been made in AM Holdings' financial statements).

CIRCUMSTANCES IN WHICH PRESENT VALUE OF ACCRUED BENEFITS EXCEEDS CURRENT VALUE OF PLAN ASSETS

As of May 1, 1995, the present value of plan assets under the Pension Plan, based upon the actuarial assumptions used for financial reporting purposes, exceeded the total accrued benefit obligations under the Pension Plan by approximately $3,000,000. Effective December 31, 1995, all benefit accruals under the Pension Plan were discontinued.

EXCEPTIONS TO QUALIFICATION UNDER SECTION 4.01(A); EXCEPTIONS TO EXEMPTION UNDER
SECTION 401(A); CONDITIONS AFFECTING QUALIFICATION OR EXEMPTION

On April 8, 1994, AM Holdings filed a Voluntary Compliance Resolution Request ("VCR Request") with the National Office of the Internal Revenue Service with respect to both the Pension Plan and the AMI Tax Deferred Savings Plan (the "Savings Plan") in order to correct certain operational defects in the administration of the plans. Pursuant to the VCR Request, AM Holdings may be required to make certain corrections outlined in the VCR Request to remedy these operational defects in order to preserve the qualified status of the plans. In addition, in 1995, AM Holdings submitted the Pension Plan, Savings Plan and the Saint Francis Pension Plan to the Internal Revenue Service for a ruling regarding their continued qualification under Section 401(a) of the Code as amended by the Tax Reform Act of 1986 and subsequent legislation. On March 5, 1996, the Internal Revenue Service issued a favorable determination letter with respect to the Saint Francis Pension Plan. The Internal Revenue Service will not issue a discrimination letter with respect to the Pension Plan and Savings Plan until the VCR Request is complete.

PROHIBITED TRANSACTION EXPOSURE

AM Holdings has contracted with certain affiliated entities and physicians to provide medical services under AM Holdings' medical plans. Technically, these arrangements may constitute prohibited transactions under ERISA and the Code for which a statutory or administrative exemption is not available. AM Holdings has had informal conferences with the Department of Labor, during which the Department advised AM Holdings that the Department is aware of several similar service provider arrangements with other hospital corporations, that none of these entities have filed prohibited transaction exemption applications with the Department and the Department has not enforced, and does not intend to enforce, the prohibited transaction rules with respect to such arrangements. AM Holdings has determined that absent any new legal developments, it will not file an application for a prohibited transaction exemption with the Department of Labor regarding these service provider arrangements.

                                          3